Exhibit 10.7

Changzhou Zhongjin Medical Co., Ltd.--Sales Framework Contract

Sales Framework Contract

No. : ZJRJXS-2017-001
Site of signing: Changzhou, Jiangsu, China
Date of signing: January 5, 2017

供方（甲方）：常州中进医疗器材有限公司

Supplier (Party A): Changzhou Zhongjin Medical Co., Ltd.

需方（乙方）：日进医疗器株式会社

Buyer (Party B): Nissin Medical Instrument Co., Ltd.

Party A and Party B are long-term business cooperation units, and Party A has been selling wheelchairs and related accessories products to Party B for a long time. In order to regulate the cooperation between the two parties, it is advisable to sign this contract on the purchase and sale matters for mutual compliance after friendly negotiation between both parties.

1. Subject

1. During the validity period of the contract, each purchase of the contract including the product name, brand, specification and model, unit price, total order amount per batch, delivery time, etc. and valid documents exchanged within the validity period of the contract between the two parties which include email, fax documents in written form; and also the contract attachments such as purchase orders and invoices have the same legal effect as this contract.

2. The contract attachments are numbered sequentially according to date, batch, etc.

3. The above unit prices are excluding taxes.

4. The unit price recorded in the above form is the price within the validity period of the contract. The unit price of the contract cannot be changed arbitrarily. If it is necessary to change the unit price of the contract, both parties need to sign a written supplementary agreement for agreement.

Changzhou Zhongjin Medical Co., Ltd.--Sales Framework Contract

2. Validity period of the contract

The contract is valid for one year, from January 1, 2017 to December 31, 2017. If there is no objection between the two parties, the contract can be automatically renewed.

3. Technique and quality requirements

1. Both parties agree that the technical standards of the products in this contract shall adopt by both parties. If the two parties sign a separate technical agreement, the technical agreement signed by both parties shall have priority.

2. Party A shall produce and supply products in strict accordance with the quality and technical specifications specified in the first paragraph of this article or the requirements of a separate technical agreement.

3. Without the prior written consent of Party B, no changes including specifications, materials, and technical parameters, that do not comply with the provisions of this contract shall be made to the product.

4. Packaging standards and supplying and recycling of packaging materials:

1. Party A is responsible for the packaging of the product, and Party B shall bear the cost of packaging.

2. The packaging should meet the product characteristics and technical requirements, and the packaging should meet and facilitate the transportation and storage requirements of the product.

5. Order and delivery

1. The daily supply of both parties shall be executed according to the order. Party B shall place an order to Party A in the form of e-mail as required. Party A shall confirm the order provided by Party B within 2L hours, and email the confirmed information or problem to the buyer, otherwise it shall be deemed to accept the order by default.

2. Party A shall strictly deliver the goods according to the order time and quantity.

3. Both parties determine that the price of each order is FOB (port of shipment)

Changzhou Zhongjin Medical Co., Ltd.--Sales Framework Contract

6. Inspection

1. Party A shall provide the relevant shipment inspection report or certificate to Party A for future reference.

2. Party B shall inspect the incoming goods according to the quality, technical specifications, orders and requirements agreed by all parties mentioned above or the technical contract signed separately.

7. Payment

The payment shall be paid in full within 45 days after Party B receives the goods from Party A.

8. Contract modification and early termination

1. During the performance of the contract, if any party needs to change the contract, it shall be agreed upon by both parties through negotiation. If the change is made unilaterally, it will not have any effect.

2. If any party breaches the contract or fails to undertake the obligations of this contract, the observant party can terminate the contract in advance, but the breaching party shall be given a 15-day reminder period in the form of written notice. If the breaching party fails to perform the contract within 30 days, then on the expiration of the 15-day period, this contract is terminated and the party in breach shall be liable for breach of contract.

9. Disputes and settlement

1. This contract is written in Chinese, and both parties promise that the contract is binding on both parties.

2. The two parties agreed that any dispute arising from this contract can be sued in the people's court where Party A is located, and Chinese law and Chinese foreign trade law shall apply.

10. Other

1. This contract takes effect from the date of signing and sealing by both parties.

2. This contract is in duplicate, with each party holding one copy, with the same legal effect.

Part A(stamp):Changzhou Zhongjin Medical Co.,Ltd.

Authorized signature:

Part B(stamp): Nissin Medical Instrument Co., Ltd.

Authorized signature:

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